Exhibit 99.1

Press Release – For Immediate Release

January 21, 2026

Muncy Columbia Financial Corporation Announces Fourth Quarter 2025 Earnings

Bloomsburg, PA – Muncy Columbia Financial Corporation (“Corporation”) (OTCQX: CCFN), parent company of Journey Bank (”Bank”), has released its unaudited consolidated financial results for the fourth quarter of 2025.

Unaudited Financial Information

Muncy Columbia Financial Corporation reported record earnings for the fourth quarter 2025 and year ended December 31, 2025. Net income, as reported under accounting principles generally accepted in the United States of America (“GAAP”), for the fourth quarter 2025 was $7,393,000, or $2.09 per share, compared to $5,224,000, or $1.47 per share, for the fourth quarter 2024. Net income, as reported under GAAP, for the year ended December 31, 2025 was $24,225,000, or $6.85 per share compared to $19,023,000, or $5.33 per share for the same period in 2024. Return on average assets and return on average equity were 1.77% and 15.49%, respectively, for the fourth quarter 2025 as compared to 1.30% and 12.30%, respectively, for the fourth quarter 2024.

Net interest income of $16,272,000 for the fourth quarter 2025 was up $2,876,000 from the fourth quarter 2024 reflecting an increase in total interest and dividend income of $2,046,000 and a decrease of $830,000 in total interest expense. The fully-tax equivalent net interest margin was 4.27% for the fourth quarter 2025 as compared to 3.63% for the fourth quarter 2024.

For the fourth quarter 2025, a $4,000 credit for credit losses was recorded compared to a $567,000 provision for credit losses for the fourth quarter 2024. As of December 31, 2025 the allowance for credit losses to total loans was 0.85% compared to 0.88% as of December 31, 2024.

Total non-interest income increased $80,000 to $2,789,000 for the fourth quarter 2025, compared to the fourth quarter 2024 amount of $2,709,000. Total non-interest expense increased $640,000 from $9,455,000 for the fourth quarter 2024, to $10,095,000 for the fourth quarter 2025. Significant variances in total non-interest expense included an increase in salaries and employee benefits of $420,000 due primarily to increases in salaries expense of $123,000, health care expense of $159,000 and other employee benefits of $138,000, an increase in professional fees of $199,000 due primarily to higher internal and external audit fees and consulting costs and an increase in other non-interest expense of $105,000 due primarily to higher overall marketing and advertising costs as well as higher foreclosure and loan workout expenses comparing the fourth quarter 2025 to the fourth quarter 2024.

Total assets amounted to $1,673,199,000 at December 31, 2025, as compared to $1,595,958,000 at December 31, 2024. For the year ended December 31, 2025, cash and cash equivalents increased $31,160,000, available-for-sale debt securities increased $3,997,000 and loans receivable, not held for sale, increased by $51,644,000. Total liabilities amounted to $1,480,658,000 at December 31, 2025, as compared to $1,429,548,000 at December 31, 2024. Total deposits increased $120,323,000 while short-term borrowings decreased $55,933,000 and long-term borrowings decreased $14,952,000 during the year ended December 31, 2025.

The increase in total deposits during the year ended December 31, 2025 was as a result of strong organic deposit growth in combination with the continued execution of a strategic initiative to reposition customer repurchase agreements, which are classified as short-term borrowings, into core deposit accounts. The Bank anticipates the completion of this project in 2026 which will assist in optimizing the Bank’s long-term liquidity needs and balance sheet management strategies.

Total non-performing assets amounted to $11,978,000 or 0.72% of total assets at December 31, 2025 as compared to $10,117,000 or 0.63% of total assets at December 31, 2024. The increase in non-performing assets was attributable to an increase in non-accrual loans from $10,047,000 at December 31, 2024 to $11,523,000 at December 31, 2025. Both total non-performing assets and non-accrual loans decreased during the fourth quarter 2025 from their respective amounts at September 30, 2025 of $15,536,000 and $15,466,000.

Total stockholders’ equity equated to a book value per share of $54.44 at December 31, 2025 as compared with $47.11 at December 31, 2024. For the fourth quarter 2025 total cash dividends of $0.45 per share were paid to stockholders as compared to $0.44 for the same period of 2024. For the year ended December 31, 2025, total cash dividends of $2.30 per share were paid to stockholders, which includes the impact of a special one-time cash dividend of $0.50 per share, as compared to $1.76 for the same period of 2024. The Corporation remains well capitalized, with an equity to assets ratio of 11.51% at December 31, 2025 as compared to 10.43% at December 31, 2024.

About Muncy Columbia Financial Corporation

Muncy Columbia Financial Corporation ("MCFC") is a registered financial holding company headquartered in Bloomsburg, Pennsylvania. MCFC has one subsidiary bank, Journey Bank, serving individuals, families, nonprofits and business clients throughout Clinton, Columbia, Luzerne, Lycoming, Montour, Northumberland and Sullivan Counties through 22 banking offices.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: changes in general economic trends, including inflation and changes in interest rates; our ability to manage credit risk; our ability to maintain an adequate level of allowance for credit loss on loans; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; fluctuations in the values of securities held in our securities portfolio, including as a result of changes in interest rates; our ability to successfully manage liquidity risk; adverse developments in borrower industries and, in particular, declines in real estate values; the concentration of large deposits from certain customers who have balances above current FDIC insurance limits; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and any other risks described in the “Risk Factors” sections of reports filed by the Corporation with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

Muncy Columbia Financial Corporation

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data) (Unaudited)	December 31, 2025	December 31, 2024
ASSETS
Cash and due from banks	$12,828	$11,200
Interest-bearing deposits in other banks	35,712	6,180
Total cash and cash equivalents	48,540	17,380

Available-for-sale debt securities, at fair value	327,245	323,248
Marketable equity securities, at fair value	1,411	1,355
Restricted investment in bank stocks, at cost	5,412	7,095
Loans held for sale	847	1,691

Loans receivable	1,177,581	1,125,937
Allowance for credit losses	(9,959)	(9,858)
Loans, net	1,167,622	1,116,079

Premises and equipment, net	26,263	26,484
Foreclosed assets held for sale	320	70
Accrued interest receivable	5,063	4,850
Bank-owned life insurance	41,740	40,953
Investment in limited partnerships	4,346	5,092
Deferred tax asset, net	5,992	10,012
Goodwill	25,609	25,609
Other intangible assets, net	8,042	10,047
Other assets	4,747	5,993
TOTAL ASSETS	$1,673,199	$1,595,958

LIABILITIES
Interest-bearing deposits	$1,135,740	$1,032,729
Noninterest-bearing deposits	277,012	259,700
Total deposits	1,412,752	1,292,429

Short-term borrowings	12,455	68,388
Long-term borrowings	40,584	55,536
Accrued interest payable	1,644	1,857
Other liabilities	13,223	11,338
TOTAL LIABILITIES	1,480,658	1,429,548

STOCKHOLDERS' EQUITY
Common stock, par value $1.25 per share; 15,000,000 shares authorized;
issued 3,845,479 and outstanding 3,536,754 at December 31, 2025;
issued 3,841,438 and outstanding 3,532,713 at December 31, 2024	4,807	4,802
Additional paid-in capital	83,720	83,543
Retained earnings	119,364	103,268
Accumulated other comprehensive loss	(4,043)	(13,896)
Treasury stock, at cost; 308,725 shares at December 31, 2025 and 2024	(11,307)	(11,307)
TOTAL STOCKHOLDERS' EQUITY	192,541	166,410
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,673,199	$1,595,958

Muncy Columbia Financial Corporation

Consolidated Statements of Income

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
(In Thousands, Except Share and Per Share Data) (Unaudited)	2025	2024	2025	2024
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$19,548	$18,282	$76,002	$71,513
Tax-exempt	388	412	1,583	1,518
Interest and dividends on investment securities:
Taxable	1,675	1,081	5,580	4,256
Tax-exempt	877	853	3,461	3,361
Dividend and other interest income	141	190	625	807
Deposits in other banks	285	50	767	288
TOTAL INTEREST AND DIVIDEND INCOME	22,914	20,868	88,018	81,743

INTEREST EXPENSE
Deposits	6,022	6,049	24,115	22,402
Short-term borrowings	140	724	1,103	5,741
Long-term borrowings	480	699	2,201	3,135
TOTAL INTEREST EXPENSE	6,642	7,472	27,419	31,278

NET INTEREST INCOME	16,272	13,396	60,599	50,465

(CREDIT) PROVISION FOR CREDIT LOSSES	(4)	567	839	837

NET INTEREST INCOME AFTER (CREDIT) PROVISION FOR CREDIT LOSSES	16,276	12,829	59,760	49,628

NON-INTEREST INCOME
Service charges and fees	763	723	2,968	2,732
Interchange fees	674	670	2,641	2,640
Gain on sale of loans	163	169	503	413
Earnings on bank-owned life insurance	226	236	925	928
Brokerage	238	198	938	807
Trust	325	290	1,111	943
Gains on marketable equity securities	28	52	56	60
Realized gains (losses) on available-for-sale debt securities, net	4	(77)	(422)	(85)
Other non-interest income	368	448	1,643	1,937
TOTAL NON-INTEREST INCOME	2,789	2,709	10,363	10,375

NON-INTEREST EXPENSE
Salaries and employee benefits	5,333	4,913	21,720	19,167
Occupancy	619	616	2,623	2,459
Furniture and equipment	400	427	1,704	1,665
Pennsylvania shares tax	301	250	1,239	941
Professional fees	586	387	1,939	1,522
Director's fees	212	276	695	618
Federal deposit insurance	218	225	870	820
Data processing and telecommunications	851	923	3,645	3,595
Automated teller machine and interchange	184	196	779	671
Merger-related expenses	—	(99)	—	241
Amortization of intangibles	491	546	2,023	2,202
Other non-interest expense	900	795	3,783	3,761
TOTAL NON-INTEREST EXPENSE	10,095	9,455	41,020	37,662

INCOME BEFORE INCOME TAX PROVISION	8,970	6,083	29,103	22,341
INCOME TAX PROVISION	1,577	859	4,878	3,318
NET INCOME	$7,393	$5,224	$24,225	$19,023

EARNINGS PER SHARE - BASIC AND DILUTED	$2.09	$1.47	$6.85	$5.33
WEIGHTED AVERAGE SHARES OUTSTANDING	3,535,985	3,555,920	3,534,435	3,568,145

	At or Three Months Ended (Unaudited)

(Dollars in Thousands, Except Per Share Data)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024

Operating Highlights

Net income	$7,393	$6,719	$5,768	$4,345	$5,224
Net interest income	16,272	15,651	14,808	13,868	13,396
(Credit) provision for credit losses	(4)	479	254	110	567
Non-interest income	2,789	2,892	2,237	2,445	2,709
Non-interest expense	10,095	9,978	9,856	11,091	9,455

Balance Sheet Highlights

Total assets	$1,673,199	$1,654,950	$1,616,215	$1,602,336	$1,595,958
Loans, net and loans held for sale	1,168,469	1,160,829	1,149,624	1,135,981	1,117,770
Goodwill and other intangibles, net	33,651	34,142	34,653	35,164	35,656
Total deposits
Noninterest-bearing	$277,012	$272,376	$272,680	$273,783	$259,700
Savings	192,311	192,903	194,816	195,748	194,958
NOW	461,367	456,661	422,415	406,330	380,801
Money Market	104,726	107,853	104,677	103,759	108,263
Time Deposits	377,336	367,097	366,475	359,015	348,707
Total interest-bearing deposits	1,135,740	1,124,514	1,088,383	1,064,852	1,032,729
Core deposits*	1,035,416	1,029,793	994,588	979,620	943,722

Selected Ratios

Fully tax-equivalent net interest margin	4.27%	4.15%	4.04%	3.83%	3.63%
Annualized return on average assets	1.77%	1.63%	1.44%	1.10%	1.30%
Annualized return on average equity	15.49%	14.81%	13.33%	10.33%	12.30%

Capital Ratios - Journey Bank**

Common equity tier I capital ratio	15.92%	15.69%	15.33%	15.13%	15.06%
Tier 1 capital ratio	15.92%	15.69%	15.33%	15.13%	15.06%
Total risk-based capital ratio	16.87%	16.70%	16.33%	16.13%	16.03%
Leverage ratio	9.93%	9.62%	9.43%	9.30%	9.10%

Asset Quality Ratios

Non-performing assets	$11,978	$15,536	$13,844	$12,300	$10,117
Allowance for credit losses - loans	9,959	10,548	10,167	9,985	9,858
Allowance for credit losses to total loans	0.85%	0.90%	0.88%	0.87%	0.88%
Non-performing assets to total assets	0.72%	0.94%	0.86%	0.77%	0.63%

Per Share Data

Earnings per share	$2.09	$1.90	$1.63	$1.23	$1.47
Dividend declared per share***	0.45	0.45	0.95	0.45	0.44
Book value	54.44	52.17	49.87	48.50	47.11
Common stock price:
Bid	$47.81	$49.36	$47.25	$40.25	$41.88
Ask	59.54	50.00	49.05	42.00	42.88
Weighted average common shares	3,535,985	3,535,009	3,533,977	3,532,727	3,555,920

* Core deposits are defined as total deposits less time deposits

** Capital ratios for the most recent period are estimated

*** Includes special one-time cash dividend of $0.50 per share for the three months ended 6/30/2025